Exhibit 4.1

C0000000230 | M	104598

Number Numéro 00000000	BlackBerry® Amalgamated under the Business Corporations Act (Ontario) Fusioné sous la Loi sur les sociétés par actions (Ontario)	Shares Actions ****0********* *****0******** ******0******* *******0****** ********0*****
SPECIMEN
THIS CERTIFIES THAT LES PRÉSENTES ATTESTENT QUE
**SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero*
CUSIP 09228F103
* * * 0 * * *
IS THE REGISTERED HOLDER OF EST LE PORTEUR INSCRIT DE
**SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero****SPECIMEN 09228F10300000000 Research*In*Motion*Limited zero*
ISIN CA09228F1036 SEE REVERSE FOR CERTAIN DEFINITIONS VOIR AU VERSO POUR CERTAINES DÉFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF	ACTIONS ORDINAIRES SANS VALEUR NOMINALE ENTIÈREMENT LIBÉRÉES DU CAPITAL-ACTIONS DE
BlackBerry Limited	BlackBerry Limited
transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

transférables dans les registres de la Société seulement sur remise de ce certificat endossé en bonne et due forme.

Ce certificat n'est valide que s'il a été contresigné par l'agent de transfert et agent comptable des registres de la Société.

EN FOI DE QUOI la Société a fait signer le présent certificat en son nom au moyen des facsimilés de signature de ses dirigeants dûment autorisés.

Dated: Jul 05, 2013 Le : 05 juil. 2013

Director Directeur	COUNTERSIGNED AND REGISTERED CONTRESIGNÉ ET IMMATRICULÉ COMPUTERSHARE TRUST COMPANY, N.A. (GOLDEN CO) TRANSFER AGENT AND REGISTRAR AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES	OR
COUNTERSIGNED AND REGISTERED
CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE INVESTOR SERVICES INC.
SERVICES AUX INVESTISSEURS COMPUTERSHARE INC. (MONTREAL) (TORONTO)
TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES

VOID			VOID

Director
Directeur	By / Par	By / Par
	Authorized Officer - Représentant Autorisé	Authorized Officer - Représentant autorisé

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Montreal, QC and Toronto, ON or Computershare Trust Company, N.A. in Golden, CO.
Les actions représentées par ce certificat peuvent être transférées aux bureaux de Services aux Investisseurs Computershare inc. à Montréal, QC et Toronto, ON ou à Computershare Trust Company, N.A. à Golden, CO.

SECURITY INSTRUCTIONS ON REVERSE	VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Company will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

Les actions représentées par ce certificat sont assorties de droits, privilèges, restrictions et conditions et la Société fournira à tout actionnaire, sur demande et sans frais, une copie du texte intégral a) des droits, privilèges, restrictions et conditions rattachés à chaque catégorie d'actions dont l'émission est autorisée et à chaque série, dans la mesure fixée par les administrateurs; et b) de l'autorisation donnée aux administrateurs de fixer les droits, privilèges, restrictions et conditions des séries ultérieures.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:			Les abréviations suivantes doivent être interprétées comme si les expressions correspondantes étaient écrites en toutes lettres :
TEN COM	-	as tenants in common	TEN COM	-	à titre de propriétaires en commun
TEN ENT	-	as tenants by the entireties	TEN ENT	-	à titre de tenants unitaires
JT TEN	-	as joint tenants with rights of survivorship and not as tenants in common	JT TEN	-	à titre de copropriétaires avec gain de survie et non à titre de propriétaires en commun
(Name) CUST (Name) UNIF GIFT MIN ACT (State)	-	(Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act	(Nom) CUST (Nom) UNIF GIFT MIN ACT (État)	-	(Nom) à titre de dépositaire pour (Nom) en vertu de la Uniform Gifts to Minors Act de (État)
Additional abbreviations may also be used though not in above list.			Des abréviations autres que celles qui sont données ci-dessus peuvent aussi être utilisées.

For value received the undersigned hereby sells, assigns and transfers unto	Pour valeur reçue, le soussigné vend, cède et transfère par les présents à

Insert name and address of transferee	Insérer le nom et l’adresse du cessionnaire

shares represented by this certificate and does hereby irrevocably constitute and appoint	actions représentées par le présent certificat et nomme irrévocablement

the attorney of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.	le fondé de pouvoir du soussigné chargé d’inscrire le transfert desdites actions aux registres de la Société, avec plein pouvoir de substitution à cet égard.

LE :
DATED:
	Signature of Shareholder / Signature de l’actionnaire	Signature of Guarantor / Signature de garant

Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP).  The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed.”

Garantie de signature : La signature apposée aux fins de cette cession doit correspondre exactement au nom qui est inscrit au recto du certificat, sans aucun changement, et doit être garantie par une banque à charte canadienne de l’Annexe 1 ou un membre d’un programme de garantie de signature Medallion acceptable (STAMP, SEMP, MSP).  Le garant doit apposer un timbre portant la mention << Signature garantie >> ou << Signature Guaranteed >>.

In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.	Aux États-Unis, seuls les membres d’un << Medallion Signature Guarantee Program >> peuvent garantir une signature.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses populaires unless they are members of the Stamp Medallion Program.
Les guaranties de signature ne peuvent pas être faites par des caisses d’épargne (<< Treasury Branches >>), des caisses de crédit (<< Credit Unions >>) ou des Caisses populaires, à moins qu’elles ne soient membres du programme de garantie de signature Medallion STAMP.

SECURITY INSTRUCTIONS – INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER Á LA LUMIÉRE.